DISCOUNT DIAGNOSTICS
4747 Oceanside Blvd., Suite F, Oceanside, CA 92056

Distribution Agreement and Letter of Exclusivity

May 05, 2019

This agreement entered into this 05th day of May 2019 between Discount Diagnostics with the address of 4747 Oceanside Blvd., Suite F, Oceanside CA 92056 and Global WholeHealth Partners Corp, (hereafter GWHP) Inc. a Wyoming Company, located at 1402 N El Camino Real, San Clemente, CA 92672

Whereas GWHP. wishes to secure exclusive distribution rights of Rapid Diagnostics and Microwell Tests devices from Discount Diagnostic ,and whereas Discount Diagnostics is the sole supplier of the tests to GWHP

In consideration of the premises and of the mutual covenants and exclusive agreement herein contained, the parties mutually agree it hereto as follows:

1. Appointment: Discount Diagnostics hereby agrees to be the sole supplier of all tests to GWHP. GWHP. during the term of this Agreement as a Distributor of Discount Diagnostics agrees to purchase all of it tests solely from Discount Diagnostic. Discount Diagnostics appoints GWHP. as exclusive distributor of Troponin I, Rapid Glucose Test, TB, and other new tests which are developed for/ by/or supplied to Discount Diagnostics.

2. Term:

   (a)The term of this Agreement is for Ten(10) years, commencing on the 23rd day of May 2019 (b) Thereafter, this Agreement shall automatically renew and its term continue for successive Ten year periods thereafter unless terminated by either party by written notice sent at least ninety days prior to the expiration of the term. In the event of such notice, GWHP must pay $10 million ($10,000,000) per year for the remaining years not completed on this agreement, for the exclusive rights of Troponin I, Glucose, TB, and other new tests developed for/ by/or supplied to Discount Diagnostics.

DISCOUNT DIAGNOSTICS
4747 Oceanside Blvd., Suite F, Oceanside, CA 92056

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on date first above written by their duly authorized officers or representatives.

BY: ____________________
Roy Salinas, President
Discount Diagnostics

BY ____________________
Sara P Gonzales, President
Global WholeHealth Partners Corp.